Shareholders of
AIXTRON
Act now
GRAND CHIP INVESTMENT
*Important information
Find out more


Shareholders of
AIXTRON
or miss out.
GRAND CHIP INVESTMENT
*Important information
Find out more


Shareholders of
AIXTRON
Tender your AIXTRON shares at a premium*
GRAND CHIP INVESTMENT
*Important information
Find out more

X

* Shareholders are being offered 6.00 Euros in cash per AIXTRON share, valuing AIXTRON at approximately 670 million Euros. The offer reflects a 50.7% premium to three-month volume-weighted average share price prior to announcement. After expiration of the acceptance period, a statutory additional acceptance period may follow. For information regarding the additional acceptance period see section 5.3 of the offer document.

Important Information

This advertisement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The takeover offer for the outstanding AIXTRON Shares (including AIXTRON Shares represented by ADSs) (the "Takeover Offer") commenced on July 29, 2016. The terms and conditions of the Takeover Offer are published in, and the solicitation and offer to purchase AIXTRON Shares (including AIXTRON Shares represented by ADSs) are made only pursuant to the offer document (the "Offer Document") and related offer materials prepared by Grand Chip Investment GmbH (the "Bidder"). The Offer Document is available on the internet at http://www.grandchip-aixtron.com and free of charge in Germany at Deutsche Bank AG, GSS/Issuer Services, Post-IPO Services, Taunusanlage 12, 60325 Frankfurt am Main, Germany, fax: +49 (0)69 910-38794, e-mail: dct.tender-offers@db.com. Furthermore, the English translation of the Offer Document is available on the internet at http://www.grandchip-aixtron.com and in the United States at D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, United States, e-mail: AIXG@dfking.com and by calling +1 (877) 478-5043 (toll-free in the United States) free of charge. The English translation of the Offer Document and related offer materials have been filed with the U.S. Securities and Exchange Commission (the "SEC") in a Tender Offer Statement on Schedule TO. AIXTRON filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Takeover Offer. The Tender Offer Statement, including the Offer Document, a related letter of transmittal and other related offer materials, as they may be amended from time to time, contain important information that should be read carefully before any decision is made with respect to the Takeover Offer because the Offer Document and certain related documents included in the Tender Offer Statement, and not this advertisement, govern the terms and conditions of the Takeover Offer. Those materials and other documents filed by the Bidder or AIXTRON with the SEC are available at no charge on the SEC's website at www.sec.gov. In addition, the Bidder's Tender Offer Statement and other documents it has or will file with the SEC are or will be available at www.grandchip-aixtron.com.

Cautionary Statement Regarding Forward-Looking Statements

This advertisement contains forward-looking statements. These statements are based on current expectations, assumptions, estimates and projections, and involve known and unknown risks, uncertainties and other factors, many of which are outside the Bidder's and its affiliates' control, that may cause actual results to be materially different from any forward-looking statements.

The Bidder and its affiliates undertake no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise, unless expressly required to do so by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

The Bidder is solely responsible for the content of this advertisement.

Shareholders of
AIXTRON
Time is running out.
GRAND CHIP INVESTMENT
*Important information
Find out more



Shareholders of
AIXTRON
Act now.
GRAND CHIP INVESTMENT
*Important information
Find out more



Shareholders of
AIXTRON
Tender your AIXTRON shares at a premium*
GRAND CHIP INVESTMENT
*Important information
Find out more

X

* Shareholders are being offered 6.00 Euros in cash per AIXTRON share, valuing AIXTRON at approximately 670 million Euros. The offer reflects a 50.7% premium to three-month volume-weighted average share price prior to announcement. After expiration of the acceptance period, a statutory additional acceptance period may follow. For information regarding the additional acceptance period see section 5.3 of the offer document.

Important Information

This advertisement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The takeover offer for the outstanding AIXTRON Shares (including AIXTRON Shares represented by ADSs) (the "Takeover Offer") commenced on July 29, 2016. The terms and conditions of the Takeover Offer are published in, and the solicitation and offer to purchase AIXTRON Shares (including AIXTRON Shares represented by ADSs) are made only pursuant to the offer document (the "Offer Document") and related offer materials prepared by Grand Chip Investment GmbH (the "Bidder"). The Offer Document is available on the internet at http://www.grandchip-aixtron.com and free of charge in Germany at Deutsche Bank AG, GSS/Issuer Services, Post-IPO Services, Taunusanlage 12, 60325 Frankfurt am Main, Germany, fax: +49 (0)69 910-38794, e-mail: dct.tender-offers@db.com. Furthermore, the English translation of the Offer Document is available on the internet at http://www.grandchip-aixtron.com and in the United States at D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, United States, e-mail: AIXG@dfking.com and by calling +1 (877) 478-5043 (toll-free in the United States) free of charge. The English translation of the Offer Document and related offer materials have been filed with the U.S. Securities and Exchange Commission (the "SEC") in a Tender Offer Statement on Schedule TO. AIXTRON filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Takeover Offer. The Tender Offer Statement, including the Offer Document, a related letter of transmittal and other related offer materials, as they may be amended from time to time, contain important information that should be read carefully before any decision is made with respect to the Takeover Offer because the Offer Document and certain related documents included in the Tender Offer Statement, and not this advertisement, govern the terms and conditions of the Takeover Offer. Those materials and other documents filed by the Bidder or AIXTRON with the SEC are available at no charge on the SEC's website at www.sec.gov. In addition, the Bidder's Tender Offer Statement and other documents it has or will file with the SEC are or will be available at www.grandchip-aixtron.com.

Cautionary Statement Regarding Forward-Looking Statements

This advertisement contains forward-looking statements. These statements are based on current expectations, assumptions, estimates and projections, and involve known and unknown risks, uncertainties and other factors, many of which are outside the Bidder's and its affiliates' control, that may cause actual results to be materially different from any forward-looking statements.

The Bidder and its affiliates undertake no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise, unless expressly required to do so by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Bidder is solely responsible for the content of this advertisement.

Shareholders of
AIXTRON
GRAND CHIP INVESTMENT
Act now
*Important information
Find out more ▸


Shareholders of
AIXTRON
GRAND CHIP INVESTMENT
or miss out.
*Important information
Find out more ▸


Shareholders of
AIXTRON
GRAND CHIP INVESTMENT
Tender your AIXTRON shares at a premium*
*Important information
Find out more ▸

X

* Shareholders are being offered 6.00 Euros in cash per AIXTRON share, valuing AIXTRON at approximately 670 million Euros. The offer reflects a 50.7% premium to three-month volume-weighted average share price prior to announcement. After expiration of the acceptance period, a statutory additional acceptance period may follow. For information regarding the additional acceptance period see section 5.3 of the offer document.

Important Information

This advertisement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The takeover offer for the outstanding AIXTRON Shares (including AIXTRON Shares represented by ADSs) (the "Takeover Offer") commenced on July 29, 2016. The terms and conditions of the Takeover Offer are published in, and the solicitation and offer to purchase AIXTRON Shares (including AIXTRON Shares represented by ADSs) are made only pursuant to the offer document (the "Offer Document") and related offer materials prepared by Grand Chip Investment GmbH (the "Bidder"). The Offer Document is available on the internet at http://www.grandchip-aixtron.com and free of charge in Germany at Deutsche Bank AG, GSS/Issuer Services, Post-IPO Services, Taunusanlage 12, 60325 Frankfurt am Main, Germany, fax: +49 (0)69 910-38794, e-mail: dct.tender-offers@db.com. Furthermore, the English translation of the Offer Document is available on the internet at http://www.grandchip-aixtron.com and in the United States at D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, United States, e-mail: AIXG@dfking.com and by calling +1 (877) 478-5043 (toll-free in the United States) free of charge. The English translation of the Offer Document and related offer materials have been filed with the U.S. Securities and Exchange Commission (the "SEC") in a Tender Offer Statement on Schedule TO. AIXTRON filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Takeover Offer. The Tender Offer Statement, including the Offer Document, a related letter of transmittal and other related offer materials, as they may be amended from time to time, contain important information that should be read carefully before any decision is made with respect to the Takeover Offer because the Offer Document and certain related documents included in the Tender Offer Statement, and not this advertisement, govern the terms and conditions of the Takeover Offer. Those materials and other documents filed by the Bidder or AIXTRON with the SEC are available at no charge on the SEC's website at www.sec.gov. In addition, the Bidder's Tender Offer Statement and other documents it has or will file with the SEC are or will be available at www.grandchip-aixtron.com.

Cautionary Statement Regarding Forward-Looking Statements

This advertisement contains forward-looking statements. These statements are based on current expectations, assumptions, estimates and projections, and involve known and unknown risks, uncertainties and other factors, many of which are outside the Bidder's and its affiliates' control, that may cause actual results to be materially different from any forward-looking statements. The Bidder and its affiliates undertake no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise, unless expressly required to do so by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Bidder is solely responsible for the content of this advertisement.

Shareholders of

AIXTRON

GRAND CHIP INVESTMENT

Time is running out.

*Important information

Find out more ▸

Shareholders of

AIXTRON

GRAND CHIP INVESTMENT

Act now.

*Important information

Find out more ▸

Shareholders of

AIXTRON

GRAND CHIP INVESTMENT

Tender your AIXTRON shares at a premium*

*Important information

Find out more ▸

X

* Shareholders are being offered 6.00 Euros in cash per AIXTRON share, valuing AIXTRON at approximately 670 million Euros. The offer reflects a 50.7% premium to three-month volume-weighted average share price prior to announcement. After expiration of the acceptance period, a statutory additional acceptance period may follow. For information regarding the additional acceptance period see section 5.3 of the offer document.

Important Information

This advertisement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The takeover offer for the outstanding AIXTRON Shares (including AIXTRON Shares represented by ADSs) (the "Takeover Offer") commenced on July 29, 2016. The terms and conditions of the Takeover Offer are published in, and the solicitation and offer to purchase AIXTRON Shares (including AIXTRON Shares represented by ADSs) are made only pursuant to the offer document (the "Offer Document") and related offer materials prepared by Grand Chip Investment GmbH (the "Bidder"). The Offer Document is available on the internet at http://www.grandchip-aixtron.com and free of charge in Germany at Deutsche Bank AG, GSS/Issuer Services, Post-IPO Services, Taunusanlage 12, 60325 Frankfurt am Main, Germany, fax: +49 (0)69 910-38794, e-mail: dct.tender-offers@db.com. Furthermore, the English translation of the Offer Document is available on the internet at http://www.grandchip-aixtron.com and in the United States at D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, United States, e-mail: AIXG@dfking.com and by calling +1 (877) 478-5043 (toll-free in the United States) free of charge. The English translation of the Offer Document and related offer materials have been filed with the U.S. Securities and Exchange Commission (the "SEC") in a Tender Offer Statement on Schedule TO. AIXTRON filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Takeover Offer. The Tender Offer Statement, including the Offer Document, a related letter of transmittal and other related offer materials, as they may be amended from time to time, contain important information that should be read carefully before any decision is made with respect to the Takeover Offer because the Offer Document and certain related documents included in the Tender Offer Statement, and not this advertisement, govern the terms and conditions of the Takeover Offer. Those materials and other documents filed by the Bidder or AIXTRON with the SEC are available at no charge on the SEC's website at www.sec.gov. In addition, the Bidder's Tender Offer Statement and other documents it has or will file with the SEC are or will be available at www.grandchip-aixtron.com.

Cautionary Statement Regarding Forward-Looking Statements

This advertisement contains forward-looking statements. These statements are based on current expectations, assumptions, estimates and projections, and involve known and unknown risks, uncertainties and other factors, many of which are outside the Bidder's and its affiliates' control, that may cause actual results to be materially different from any forward-looking statements. The Bidder and its affiliates undertake no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise, unless expressly required to do so by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Bidder is solely responsible for the content of this advertisement.